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                                                                   EXHIBIT 10.12

                        AMENDMENT TO TERMS OF EMPLOYMENT
                                       OF
                                GERALD J. ANGELI
                                      WITH
                              CONCORD CAMERA CORP.

         AMENDMENT, dated as of June 11, 2001, to Terms of Employment dated as of April 17, 2000 (the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and GERALD J. ANGELI (the "executive").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. Section 5 of the Agreement is hereby deleted and replaced in its entirety with the following:

          "5)  COMPENSATION

               Salary: $190,000 per annum payable in accordance with the Company's normal payroll policies for employees. The aforesaid salary is to be reviewed on an annual basis.

               Overseas Allowance: For working overseas as set forth herein, the executive will receive an additional $25,000 per annum, payable in quarterly installments at the end of each fiscal quarter commencing with the quarter ending July 1, 2001. The executive will be entitled to receive this allowance only if he works at the Company's locations in Hong Kong and/or the People's Republic of China ("Overseas") for at least six (6) months during the relevant fiscal year. If the executive spends less than six (6) months in a fiscal year working Overseas, the overseas allowance will be prorated accordingly.

               Deferred Compensation: The executive shall receive a one-time grant of deferred compensation equal to $115,000 with the entire amount to be deposited by the Company into a deferred compensation account created for this purpose. The deferred compensation shall vest, so long as the executive continues to be employed by the Company, in the following installments:

                         (a) as to $11,500 on June 11, 2002;
                         (b) as to $11,500 on June 11, 2003;
                         (c) as to $23,000 on June 11, 2004;
                         (d) as to $34,500 on June 11, 2005; and
                         (e) as to $34,500 on June 11, 2006.



               The Company will adopt a supplemental executive retirement plan (the "SERP") for the benefit of the executive, setting forth the terms and conditions under which the deferred compensation will be paid to the executive. The executive will not be entitled to have any portion of the deferred compensation distributed from the SERP account (even after he has vested as to same, pursuant to the terms of the SERP) prior to the earlier of June 11, 2006 or the termination of the executive's employment with the Company."

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          2.   Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Agreement.

          3. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EXECUTIVE:                                   CONCORD CAMERA CORP.



/s/ Gerald J. Angeli                        By. /s/ Keith L. Lampert
------------------------------                 --------------------------------
Gerald J. Angeli                                Keith L. Lampert
                                                Vice President of Worldwide
                                                Operations


Date: 7-12-01                               Date: 7/16/01
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